             Supplementary Data


For the Three Months Ended March 31,1998

1) CONDENSED BALANCE SHEETS (UNAUDITED):


                                                               March 31,            December 31,
ASSETS                                                           1998                 1997 (1)
                                                             -------------         -------------
Cash and cash equivalents                                    $  22,535,761         $  18,668,703
Finance receivables                                            302,367,986           250,688,138
Less:
   Allowance for losses on receivables                           3,305,128             2,654,114
   Unearned fees                                                 3,579,675             3,161,237
                                                             -------------         -------------
             Net finance receivables                           295,483,183           244,872,787
Property and equipment, net                                      1,120,125               416,284
Goodwill                                                         1,696,441             1,740,097
Prepaid expenses and other assets                                3,963,414             3,405,497
Investment securities                                            1,727,390             1,442,814
Deferred income taxes                                            1,284,665             1,041,520
Investment in limited partnership                                1,267,116               767,244
                                                             -------------         -------------
             Total assets                                    $ 329,078,095         $ 272,354,946
                                                             =============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                $ 19,384,923          $ 40,157,180
Commercial paper facility                                       19,126,743           101,179,354
Warehouse facility                                              44,767,800            27,932,520
Client holdbacks                                                 5,862,486             6,173,260
Accounts payable to clients                                        695,714               834,367
Income taxes payable                                             2,585,226             5,138,144
Due to related parties                                           1,673,889
Accounts payable and accrued expenses                            4,196,462             2,217,947
Notes payable                                                       92,414               115,286
Accrued interest                                                   846,983               776,700
                                                             -------------         -------------
             Total liabilities                                  99,232,640           184,524,758

Stockholders' equity
   Preferred stock, par value $.01 per share;
     10,000,000 shares authorized; none outstanding
   Common stock, par value $.01 per share;
     30,000,000 shares authorized;
     13,342,215 and 9,670,291 shares
     issued and outstanding, respectively                          133,422                96,703
   Paid-in-capital                                             218,019,114            79,784,045
   Retained equity                                              11,692,919             7,949,440
                                                             -------------         -------------
             Total stockholders' equity                        229,845,455            87,830,188
                                                             -------------         -------------
             Total liabilities and equity                    $ 329,078,095         $ 272,354,946
                                                             =============         =============

(1) The balance sheet as of December 31,1997 has been derived from audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

2) KEY BALANCE SHEET DATA:



                                                  As of March 31,               As of Dec. 31,           As of March 31,
                                                      1998                         1997                       1997
                                           -----------------------------------------------------------------------------------
Finance Receivables:
             Accounts Receivable Program          $ 221,241,435      73%       $ 185,727,628     74%     $ 104,865,371     90%
             STL Program                             81,126,551      27%       $  64,960,510     26%        11,922,789     10%
                                           -----------------------------------------------------------------------------------
             Total                                $ 302,367,986     100%       $ 250,688,138    100%     $ 116,788,160    100%
                                           ===================================================================================
Allowance for losses on receivables               $   3,305,128                $   2,654,114             $   1,228,992
                                           =====================        =====================       ===================
Total Assets                                      $ 329,078,095                $ 272,354,946             $ 129,243,377
                                           =====================        =====================       ===================

Debt
             Line of Credit                       $  19,384,923      23%       $  40,157,180     24%     $  33,538,765     43%
             Commercial Paper Facility               19,126,743      23%         101,179,354     60%        44,769,505     57%
             Warehouse Facility                      44,767,800      54%          27,932,520     16%                 -      0%
                                           -----------------------------------------------------------------------------------
             Total                                $  83,279,466     100%       $ 169,269,054    100%     $  78,308,270    100%
                                           ===================================================================================

Total Liabilities                                 $  99,232,640                $ 184,524,758             $ 101,401,397
                                           =====================        =====================       ===================
Client Holdbacks                                  $   5,862,486                $   6,173,260             $  12,621,653
                                           =====================        =====================       ===================
Total Debt                                        $  83,279,466      27%       $ 169,269,054     66%     $  78,308,270     74%
Total Stockholders' Equity                          229,845,455      73%          87,830,188     34%        27,841,980     26%
                                           -----------------------------------------------------------------------------------
Capitalization                                    $ 313,124,921     100%       $ 257,099,242    100%     $ 106,150,250    100%
                                           ===================================================================================
Book Value Per Share                              $       17.23                $        9.08             $        4.48
                                           =====================        =====================       ===================

Note:  See attached Balance Sheets for additional information



3) CONDENSED STATEMENTS OF INCOME


                                                                      For the Three Months
                                                                        Ended March 31,
                                                                ------------------------------
                                                                    1998             1997
                                                                -------------    -------------
Fee and interest income
     Fee income................................................  $ 4,108,204      $ 2,570,411
     Interest income...........................................    8,196,576        1,917,922
                                                                -------------    -------------

             Total fee and interest income.....................   12,304,780        4,488,333

Interest expense...............................................    3,800,254        1,133,156
                                                                -------------    -------------

             Net fee and interest income.......................    8,504,526        3,355,177
Provision for losses on receivables............................      651,014          150,000
                                                                -------------    -------------

             Net fee and interest income after provision
                    for losses on receivables..................    7,853,512        3,205,177
Operating expenses.............................................    2,613,657        1,866,483
Other income...................................................      821,478          429,399
                                                                -------------    -------------

Income before income taxes.....................................    6,061,333        1,768,093

Income taxes...................................................    2,440,771          647,089
                                                                -------------    -------------

Net income.....................................................  $ 3,620,562      $ 1,121,004
                                                                =============    =============
Basic earnings per share.......................................  $      0.35      $      0.18
Weighted average shares outstanding............................   10,283,279        6,214,991

Diluted earnings per share.....................................  $      0.34      $      0.18
Diluted weighted average shares outstanding....................   10,668,910        6,320,482


4)  COMMON SHARES INFORMATION:                            As of and for the          As of and for the        As of and for the
                                                            Quarter Ended              Quarter Ended            Quarter Ended
                                                              March 31,                   Dec. 31,                March 31,
                                                                 1998                       1997                     1997
                                                       ---------------------      ---------------------     -------------------
             Total Shares Outstanding                            13,342,215                  9,670,291               6,214,991

             Weighted Average Shares
                          Outstanding                            10,283,279                  9,669,793               6,214,991

             Diluted  Weighted Average Shares
                          Outstanding                            10,668,910                 10,015,643               6,320,482



5)  SELECTED FINANCIAL DATA:                                  As of or for the        As of or for the      As of or for the
                                                             Three months ended     Three months ended    Three months ended
                                                                 March 31,              December 31,           March 31,
                                                                  1998                    1997                  1997
                                                       ---------------------------------------------------------------------
Number of clients being financed (1)                                     206                     174                  152
Number of loans to clients                                               234                     200                  157
Yield Statistics:
--------------------------
Yield on finance receivables                                          17.05%                  17.28%               17.18%
Yield on Accounts Receivable Program receivables                      16.81%                  17.70%               16.49%
Yield on STL Program  receivables                                     17.57%                  16.32%               23.16%
Finance Spread and Margin:
----------------------------------------
Average yield on finance receivables                                  17.05%                  17.28%               17.18%
Average cost of debt                                                   8.09%                   8.62%                8.24%
                                                          ------------------      ------------------     ----------------
Net fee and interest spread                                            8.96%                   8.66%                8.94%
Net fee and interest margin                                           11.78%                  12.52%               12.84%
Year-to-Year Growth Statistics:
----------------------------------------
Finance Receivables                                                  158.90%                 180.63%              103.29%
Fee and interest income                                              174.15%                 164.09%               96.76%
Net income (1996 data pro forma)                                     222.97%                 204.23%              165.83%
Diluted earnings per share (1996 data pro forma)                      91.34%                  87.50%              148.27%
Other Operating Statistics:
----------------------------------------
Return on average working assets                                       5.02%                   5.30%                4.29%
Finance receivable turnover ratio (# times)                              2.6                     2.7                  2.6
Allowance for losses as a percentage of
             finance receivables                                       1.09%                   1.06%                1.05%
Total operating expenses as a percentage
             of average earning assets                                 3.62%                   4.03%                7.14%
Efficiency ratio (oper. exp./fee & interest income)                   21.24%                  22.94%               41.59%
Leverage ratio (debt/equity)                                            0.36                    1.93                 2.81
Equity/Assets                                                         69.85%                  32.25%               21.54%

(1) Includes 80 and 64 clients who were affiliates of one or more clients in 1998 and 1997, respectively.

6)  CLIENT ANALYSIS BY PROGRAM


                                            Mar-96    Jun-96   Sep-96   Dec-96    Mar-97   Jun-97   Sep-97    Dec-97   Mar-98
                                         -------------------------------------------------------------------------------------
Accounts Receivable Program:
----------------------------

Beginning Clients                               85        90       98      112       129      137      145       171      161
New Clients                                     23        14       15       35        26       29       27        28       35
Clients Transferred to STL Program                                           8
Lost Clients                                    18         6        1       10        18       21        1        38        8
Ending Clients                                  90        98      112      129       137      145      171       161      188
------------------------------------------------------------------------------------------------------------------------------

STL Program:
------------

Beginning Clients                                0         0        0        0         8       20       25        32       39
New Clients                                      0         0        0        0        14        8        9        10       11
Clients Transferred from AR Program              0         0        0        8                  0
Lost Clients                                     0         0        0        0         2        3        2         3        4
Ending Clients                                   0         0        0        8        20       25       32        39       46
------------------------------------------------------------------------------------------------------------------------------

Total Company:
--------------

Beginning Clients                               85        90       98      112       137      157      170       203      200
New Clients                                     23        14       15       35        40       37       36        38       46
Lost Clients                                    18         6        1       10        20       24        3        41       12
Ending Clients                                  90        98      112      137       157      170      203       200      234
Less Clients in Both Programs                                                7         5       11       23        26       28
Ending Clients                                  90        98      112      130       152      159      180       174      206
------------------------------------------------------------------------------------------------------------------------------

Includes 80 clients who were affiliates of one or more clients in March 1998.

7) OTHER CORPORATE INFORMATION:

        A)  Corporate Headquarters:

        HealthCare Financial Partners, Inc.
        2 Wisconsin Circle, 4th Floor
        Chevy Chase, MD 20815
        Phone:  301-961-1640
        Fax:  301-664-9860

        B)  Stock Exchange and Symbol:

        NASDAQ National Market / HCFP

        C)  World Wide Web Home Page

        www.hcfp.com

        D) Corporate Officers:

        John K. Delaney, Chairman of the Board, Chief Executive Officer and Director

        Ethan D. Leder, Vice Chairman of the Board, President and Director

        Edward P. Nordberg, Jr., Executive Vice President, Chief Financial Officer and Director

        Hilde M. Alter, Treasurer and Chief Accounting Officer

        Steven M. Curwin, Senior Vice President, General Counsel and Secretary Michael G. Gardullo, Vice President and Senior Credit Officer
        Jeffrey P. Hoffman, Vice President and Portfolio Manager
        Steven I. Silver, Vice President, Portfolio Development

        Debra M. Van Alstyne, Vice President, Deputy General Counsel and Assistant Secretary

        Howard T. Widra, Vice President, Portfolio Development

        Chris J. Woods, Senior Vice President and Chief Administrative Officer

        James L. Buxbaum, President of HealthCare Analysis Corporation (a subsidiary of the Company)

        Jay C. Beam, Vice President of HealthCare Analysis Corporation
        Flint D. Besecker, Vice President of HealthCare Analysis Corporation

        E) Board of Directors:

        John K. Delaney, Chairman of the Board, Chief Executive Officer and Director

        Ethan D. Leder, Vice Chairman of the Board, President and Director

        Edward P. Nordberg, Jr., Executive Vice President, Chief Financial Officer and Director

        John F. Dealy, President of The Dealy Strategy Group, a management consulting firm

        Geoffrey E.D. Brooke, Director, Rothschild Bioscience Unit, responsible for venture capital operations in the Asian Pacific region

        F)  Professional Affiliations:

               Independent Accountants
               -------------------------------------

               Ernst & Young LLP
               1225 Connecticut Avenue, N. W.
               Washington, DC 20036

               Transfer Agent
               ------------------------

               First Union National Bank of North Carolina
               230 South Tryon Street, 11th Floor
               Charlotte, North Carolina 28288-1153

        G) Analysts Providing Research Coverage on HealthCare Financial Partners, Inc.

               Montgomery Securities              Joseph A. Jolson  (415-627-2216)
               Lehman Brothers                    Angus L. MacDonald  (617-342-4414)
               ABN AMRO Incorporated              Robert P. Napoli  (312-855-2867)
               Stifel, Nicolaus & Company, Inc.   W. Coleman Bitting  (314-342-2074)
               Stephens Inc.                      Jerry L. Robinson  (404-240-1258)
               Piper Jaffray Inc.                 Steven R. Schroll (612-342-6451)
               John G. Kinnard & Co.              Keith A. Menzel (612-370-2546)
               Legg Mason Wood Walker, Inc.       David B. Sochol, CFA (410-454-4546)
